Exhibit 99.1

Press Contact:                                                                           For Immediate Release
Janine Fogal
650-623-1469

Investor Contact:
Bill Tamblyn
650-623-1309

Ditech Networks Announces Fiscal 2007 Third Quarter Financial Results

Revenue Grows 58% over Prior Year

Mountain View, California, February 15, 2007 - Ditech Networks, Inc. (Nasdaq: DITC) reported results for its fiscal 2007 third quarter ended January 31, 2007. Revenues for the third quarter were $22.1 million, an increase of $8.1 million, or 58%, from revenues of $14.0 million in the same quarter of the prior fiscal year and an increase of $1.0 million, or 5%, from revenues of $21.1 million in the second quarter of fiscal 2007. International revenues were $8.0 million, an increase of $7.6 million from $0.4 million in the same quarter of the prior fiscal year and up $0.8 million from revenues of $7.2 million in the second quarter of fiscal 2007.

GAAP net income for the third quarter was $2.0 million, an increase compared to the GAAP net loss of $0.1 million in the same quarter of the prior fiscal year and an increase compared to the GAAP net income of $1.1 million in the second quarter of fiscal 2007.

“The third quarter was a very good quarter from a number of perspectives,” said Tim Montgomery, president and CEO of Ditech Networks.  “We achieved our revenue and earnings goals, increased our customer diversification, and established greater balance between our domestic and international businesses.  We believe we’re well positioned to build on these results.”

Ditech Networks will discuss its fiscal 2007 third quarter financial results and its outlook in today’s conference call (see details later in this release).

Third Quarter Fiscal 2007 GAAP Results

•                  Pre-tax income for the third quarter of fiscal 2007 of $2.7 million, compared to pre-tax income of $0.2 million in the same quarter of the prior fiscal year.

•                  Net income for the third quarter of fiscal 2007 of $2.0 million compared to a net loss of $0.1 million in the same quarter in the prior fiscal year.

•                  Fully diluted net income per share of $0.06, compared to net loss per share of $0.00 in the same quarter in the prior fiscal year.

Third Quarter Fiscal 2007 Non-GAAP Results

•                  Non-GAAP pre-tax income for the third quarter of fiscal 2007 of $4.1 million, compared to non-GAAP pre-tax loss of $0.7 million in the same quarter of the prior fiscal year.

•                  Non-GAAP net income for the third quarter of fiscal 2007 of $3.0 million compared to a non-GAAP net income of $0.2 million in the same quarter in the prior fiscal year.

•                  Non-GAAP fully diluted net income per share of $0.09, compared to non-GAAP net income per share of $0.01 in the same quarter in the prior fiscal year.

A reconciliation of the non-GAAP to GAAP financial measures presented above is included at the end of this press release. These non-GAAP financial measures exclude the effect of stock-based compensation expense and expense related to amortization of intangible assets and the accounting for in-process R&D associated with the acquisition of Jasomi Networks and the tax effects of the excluded amounts.

Fourth Quarter Fiscal 2007 GAAP Outlook

Based upon expected bookings, timing of shipments and deferred revenues, Ditech Networks expects revenues in the fourth quarter of fiscal 2007 to increase approximately 5% over revenues of the third quarter of fiscal 2007. Ditech Networks expects gross margins to approximate 67% as a result of product and customer mix. Ditech Networks expects operating expenses, including an estimated $1.4 million of stock-based compensation and acquisition related expenses, to be approximately $14.2 million.

Conference Call

Ditech Networks will host an investor webcast and conference call at 4:30 PM Eastern Time / 1:30 PM Pacific Time today, to review its fiscal 2007 third quarter performance and its outlook for the coming quarter. Any member of the public can listen to the conference call by calling the following number: +1 (612) 234-9960. The conference call will also be broadcast live over the Internet and can be accessed by going to the Investors section of the Ditech Networks’ web site: http://www.ditechnetworks.com. A replay of the third quarter results conference call will be available via Ditech Networks’ web site or by calling the digitized replay number at +1 (320) 365-3844. The conference call ID is: 861079. The telephonic and web site replays will be available two hours after the call is complete until at least Ditech Networks’ subsequent earnings announcement.

About Ditech Networks

Ditech Networks supplies voice processing equipment for telecommunication networks around the world. Ditech Networks’ solutions incorporate advanced voice processing, Session Initiation Protocol (SIP), and security technologies delivered on carrier-grade scalable platforms to enhance the delivery of communications services over mobile, Voice over IP, and wireline networks. Ditech Networks’ customers are premier network operators including Verizon Wireless, Sprint/Nextel, Orascom Telecom, and others that collectively serve more than 150 million subscribers. Ditech Networks is headquartered in Mountain View, California. For more information, visit www.ditechnetworks.com.

Forward-Looking Statements

The statements in this press release regarding Ditech Networks’ belief that it is positioned to build on current results and its expected financial results for the fourth quarter of fiscal 2007 are forward-looking statements. Actual results could differ materially as a result of numerous risks and uncertainties, including: timing of orders and timely receipt of payments for Ditech Networks’ voice enhancement and echo cancellation equipment is variable and could affect Ditech Networks’ ability to meet revenue expectations; shipment of products Ditech Networks expects to ship before the end of the fourth quarter of fiscal 2007 may be delayed or cancelled due to unexpected factors and events affecting its customers; Ditech Networks may experience weakening in demand for its voice and echo cancellation products; component supply problems may occur as a result of factors beyond its control; infrastructure demand could weaken or remain flat due to a weakening in the economy or for other unanticipated reasons; Ditech Networks’ competitors may develop products that compete favorably with its products; Ditech Networks has a limited number of customers, the loss of any one which could cause its revenues to decrease materially; inability to successfully convert Ditech Networks’ VQA trials to customer orders would limit VQA revenue; as well as those detailed in the section entitled “Future Growth and Operating Results Subject to Risk” in Ditech Networks’ Quarterly Report on Form 10-Q for the quarter ended October 31, 2006 (filed January 24, 2007 with the Securities and Exchange Commission).

Use of Non-GAAP Financial Information

Ditech Networks provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Ditech Networks uses calculations of (i) non-GAAP pre-tax income and non-GAAP net income, which represents pre-tax income and net income excluding the effect of stock-based compensation expense and expense related to the amortization of intangible assets and the accounting for in-process R&D associated with the acquisition of Jasomi Networks; and (ii) non-GAAP basic and diluted net income per share, which represents basic and diluted net income per share excluding the effect of stock-based compensation expense and expense related to the amortization of intangible assets and the accounting for in-process R&D associated with the acquisition of Jasomi Networks. The non-GAAP financial measures also exclude the tax effects of the excluded amounts.

The non-GAAP financial measures contained in this release are included with the intention of providing investors additional understanding of Ditech Networks’ operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Ditech Networks believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Ditech Networks’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2) Since Ditech Networks has historically reported non-GAAP results to the investment community, Ditech Networks believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare Ditech Networks’ performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Ditech Networks’ management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in Ditech Networks’ industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of Ditech Networks’ performance.

As stated above, Ditech Networks presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Ditech Networks’ GAAP results. In the future, Ditech Networks expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•                  Ditech Networks’ stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Ditech Networks’ GAAP results for the foreseeable future under SFAS 123R.

•                  Amortization of intangibles, though not directly affecting Ditech Networks’ current cash position, represents the loss in value as the technology in Ditech Networks’ industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining Ditech Networks’ current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

•                  Other companies, including other companies in Ditech Networks’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

- end -

Ditech Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	January 31, 2007	April 30, 2006

Assets
Cash, cash equivalents and short-term investments	$131,679	$136,032
Accounts receivable, net	13,619	5,276
Inventories	8,870	8,318
Deferred income taxes	2,923	2,923
Other current assets	1,662	2,664

Total current assets	158,753	155,213

Property and equipment, net	5,699	4,740
Purchased Intangibles	2,640	3,379
Goodwill	12,637	9,913
Deferred income taxes	43,701	45,852
Other assets	307	216

Total Assets	$223,737	$219,313

Liabilities and Stockholders’ Equity
Accounts payable	$4,177	$1,576
Accrued expenses	6,992	7,090
Deferred revenue	1,923	10,951
Income taxes payable	655	471

Total current liabilities	13,747	20,088

Long term accrued expenses	405	644

Stockholders’ equity	209,585	198,581

Total Liabilities and Stockholders’ Equity	$223,737	$219,313

Ditech Networks, Inc.
Consolidated Statements of Operations
For the Three and Nine Month Periods Ended January 31, 2007 and 2006
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2007	2006	2007	2006

Revenue	$22,078	$13,995	$64,795	$34,865

Cost of goods sold	7,976	4,280	21,347	10,608

Gross profit	14,102	9,715	43,448	24,257

Operating expenses:
Sales and marketing	5,557	4,234	18,390	12,692
Research and development	5,077	4,479	15,715	13,211
General and administrative	2,232	1,720	6,407	5,291
Amortization of Purchased Intangibles	246	246	739	575
In-Process R&D	—	—	—	700

Total operating expenses	13,112	10,679	41,251	32,469

Income (loss) from operations	990	(964)	2,197	(8,212)
Other income, net	1,711	1,175	5,028	3,154

Income (loss) before provision (benefit) for income taxes	2,701	211	7,225	(5,058)

Provision (benefit) for income taxes	694	278	2,624	(1,668)

Net income (loss)	$2,007	($67)	$4,601	($3,390)

Basic net income (loss) per share	$0.06	$0.00	$0.14	($0.11)

Diluted net income (loss) per share	$0.06	$0.00	$0.14	($0.11)

Weighted shares used in per share calculation:
Basic	32,641	32,300	32,519	32,198
Diluted weighted shares used in per share calculation	33,819	32,300	33,931	32,198

Stock-based compensation expense was as follows for the periods:
Cost of goods sold	$71	$—	$285	$—
Sales and marketing	458	77	1,928	179
Research and development	511	186	1,635	455
General and administrative	158	—	927	—
Total	$1,198	$263	$4,775	$634

Ditech Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

For the Three and Nine Month Periods Ended January 31, 2007 and 2006

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2007	2006	2007	2006

GAAP gross profit	$14,102	$9,715	$43,448	$24,257
Add back stock-based compensation	71	—	285	—
Non-GAAP gross profit	$14,173	$9,715	$43,733	$24,257

GAAP gross margin	63.9%	69.4%	67.1%	69.6%
Add back stock-based compensation	0.3%	0.0%	0.4%	0.0%
Non-GAAP gross margin	64.2%	69.4%	67.5%	69.6%

GAAP sales and marketing	$5,557	$4,234	$18,390	$12,692
Deduct stock-based compensation	(458)	(77)	(1,928)	(179)
Non-GAAP sales and marketing	$5,099	$4,157	$16,462	$12,513

GAAP research and development	$5,077	$4,479	$15,715	$13,211
Deduct stock-based compensation	(511)	(186)	(1,635)	(455)
Non-GAAP research and development	$4,566	$4,293	$14,080	$12,756

GAAP general and administrative	$2,232	$1,720	$6,407	$5,291
Deduct stock-based compensation	(158)	—	(927)	—
Non-GAAP general and administrative	$2,074	$1,720	$5,480	$5,291

GAAP total operating expenses	$13,112	$10,679	$41,251	$32,469
Deduct:
Stock-based compensation expense	(1,127)	(263)	(4,490)	(634)
Amortization of purchased intangibles	(246)	(246)	(739)	(575)
In-process R&D	—	—	—	(700)
Non-GAAP total operating expenses	$11,739	$10,170	$36,022	$30,560

GAAP income (loss) from operations	$990	($964)	$2,197	($8,212)
Add back stock-based compensation expense, amortization of purchased intangibles and in-process R&D	1,444	509	5,514	1,909
Non-GAAP income (loss) from operations	$2,434	($455)	$7,711	($6,303)

GAAP income (loss) before provision (benefit) for income taxes	$2,701	$211	$7,225	($5,058)
Add back stock-based compensation expense, amortization of purchased intangibles and in-process R&D	1,444	509	5,514	1,909
Non-GAAP income (loss) before provision (benefit) for income taxes	$4,145	$720	$12,739	($3,149)

GAAP provision (benefit) for income taxes	$694	$278	$2,624	($1,668)
Add back tax impact of eliminating stock-based compensation expense, amortization of purchased intangibles and in-process R&D	437	204	1,904	484
Non-GAAP provision (benefit) for income taxes	$1,131	$482	$4,528	($1,184)

GAAP net income (loss)	$2,007	($67)	$4,601	($3,390)
Add back stock-based compensation expense, amortization of purchased intangibles and in-process R&D and adjustment to tax provision (benefit)	1,007	305	3,610	1,425
Non-GAAP net income (loss)	$3,014	$238	$8,211	($1,965)

GAAP diluted net income (loss) per share	$0.06	$0.00	$0.14	($0.11)
Add back stock-based compensation expense, amortization of purchased intangibles and in-process R&D and adjustment to tax provision (benefit)	0.03	0.01	0.10	0.05
Non-GAAP diluted net income (loss) per share	$0.09	$0.01	$0.24	($0.06)

Shares used in computing net income (loss) per share
Diluted-GAAP	33,819	32,300	33,931	32,198
Diluted-Non-GAAP	33,819	32,300	33,931	32,198